UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 22, 2022

Blue Ocean Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41112	98-1593951
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Wisconsin Circle, 7th Floor
Chevy Chase, MD	20815
(Address of principal executive offices)	(Zip Code)

(240) 235-5049
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	BOCNU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BOCN	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	BOCNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 22, 2022, Blue Ocean Acquisition Corp (the “Company”) entered into a consulting agreement (the “Agreement”) with Matt Lasov, pursuant to which the Company engaged Mr. Lasov as an independent contractor to serve as the Company’s Chief Financial Officer, as specified in the Agreement, commencing on November 22, 2022 and ending on the earlier of the date on which the Company completes the business combination or the redemption of the Company’s public shares should it not complete a business combination, or as otherwise specified in the Agreement (the “Term”). In consideration for the services Mr. Lasov will provide to the Company, the Company agreed to pay Mr. Lasov a bonus of One Hundred and Fifty Thousand United States Dollars ($150,000) within ten business days of the closing of a business combination.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2022, Ankur Manglik, Chief Financial Officer, Chief Strategy Officer and Director of the Company, tendered his resignation as Chief Financial Officer, Chief Strategy Officer and Director of the Company, effective as of November 22, 2022. On November 22, 2022, the Board of Directors of the Company (the “Board”) accepted Mr. Manglik’s resignation and simultaneously appointed Mr. Manglik as an advisor to the Company, effective immediately. Mr. Manglik’s resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

On November 22, 2022, the Board appointed Matt Lasov to the position of Chief Financial Officer of the Company, effective as of November 22, 2022.

Matt Lasov is an accomplished finance and strategy executive in the professional services and technology industries, with a strong track record of growing and operating businesses globally. From October 2021 through July 2022, Mr. Lasov served as the Chief Strategy Officer at ConsumerDirect, a financial technology company in the money, credit, and privacy spaces. Prior to ConsumerDirect, from February 2019 to October 2021, Mr. Lasov was a Director at Slalom, a global consulting firm, founding and leading the Strategy Practice in Southern California. From June 2016 through January 2019, Mr. Lasov was Vice President of Finance and Operations at ExecOnline, a privately held education technology company focused on leadership development. Prior to ExecOnline, From January 2010 through May 2016, Mr. Lasov served in leadership positions including Head of Advisory, and Head of EMEA at FrontierView, now FiscalNote (NYSE: NOTE), a global market intelligence company.

Mr. Lasov graduated from McGill University in 2006 with a B.A. in Political Science.

In connection with Mr. Lasov’s appointment as Chief Financial Officer, the Company and Mr. Lasov entered into the Agreement described in Item 1.01 to this Form 8-K, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1	Consulting Agreement, dated November 22, 2022, by and between the registrant and Matt Lasov

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Ocean Acquisition Corp

Date: November 23, 2022	By:	/s/ Richard Leggett
	Name:	Richard Leggett
	Title:	Chief Executive Officer